Exhibit 3.2
ELLINGTON CREDIT COMPANY
THIRD AMENDED AND RESTATED BYLAWS
(Effective April 19, 2024)
ARTICLE I
OFFICES
Section 1.    PRINCIPAL OFFICE. The principal office of Ellington Credit Company (the “Trust”) shall be located at such place or places as the Board of Trustees of the Trust (the “Board of Trustees”) may designate.
Section 2.    ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1.    PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. The Board of Trustees is authorized to determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Trustees, shareholders and proxy holders may participate in any meeting of shareholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 2.    ANNUAL MEETING. An annual meeting of shareholders for the election of Trustees and the transaction of such other business within the powers of the Trust as may properly come before the meeting shall be held on the date and at the time and place determined by the Board of Trustees. Failure to hold an annual meeting shall not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.
Section 3.    SPECIAL MEETINGS. Special meetings of the shareholders of the Trust may be called only by (i) the Chair of the Board of Trustees, (ii) the Chief Executive Officer or (iii) one-third of the total authorized number of Trustees (whether or not there exist any vacancies in previously authorized Trusteeships). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.
Section 4.    NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the date, time and place of the meeting and, in the case of a special meeting or as otherwise may be required by applicable law, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s post office address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting called in accordance with this Article II or the validity of any proceedings at any such meeting.
Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by applicable law to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a “public announcement” (as defined in Section 11(c)(4) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5.    ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chair of the meeting or, in the absence of such appointment or appointed individual, by the Chair of the Board or, in the case of a vacancy in the office or the absence of the Chair of the Board, by one of the following officers present at the meeting in the following order: the Vice Chair of the Board, if there is one, the Chief Executive Officer, the President, the Lead Independent Trustee (if any), the Vice Presidents in their order of rank and, within each rank, in their order of seniority, the Secretary or, in the absence of any such officers, a chair chosen by the shareholders by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy. The Secretary or, in the event that the Secretary presides at the meeting or in the case of a vacancy in the office of the Secretary or absence of the Secretary, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of shareholders, an Assistant Secretary or, in the absence of all Assistant Secretaries, an individual appointed by the Board of Trustees or the chair of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened, when the polls should be closed and when announcement of the results should be made; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.    QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any applicable law, the Declaration of Trust of the Trust (the “Declaration of Trust”) or these Bylaws for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, the chair of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.
Section 7.    VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.
Section 8.    PROXIES. A shareholder may cast the votes entitled to be cast by the shares of beneficial interest in the Trust (“Shares”) owned of record by the shareholder in person or by proxy that is (a) executed or authorized by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Trust. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Trust before or at the meeting. No proxy or evidence of authorization of such proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Trustees.

Section 9.    VOTING OF SHARES BY CERTAIN HOLDERS.
(a)    Shares registered in the name of a corporation, partnership, trust, limited liability company, joint venture or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee, manager or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares. Any trustee or fiduciary may vote shares of beneficial interest registered in the name of such person in the capacity of such trustee or fiduciary, either in person or by proxy.
(b)    Shares directly or indirectly owned by the Trust shall not be voted at any meeting of shareholders and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.
(c)    The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any Shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure that the Board of Trustees considers necessary or desirable. On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified Shares in place of the shareholder who makes the certification.
Section 10.    INSPECTORS. The Board of Trustees or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (i) determine the number of Shares represented at the meeting in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11.    ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.
(a)    Annual Meetings of Shareholders.
(1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Trust’s notice of meeting, (B) by or at the direction of the Board of Trustees or (C) by any shareholder of the Trust who was a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving of notice by the shareholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a); provided, however, that clause (C) of this Section 11(a)(1) shall be the exclusive means for a shareholder to make nominations or submit any other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Trust’s notice of meeting) before an annual meeting of shareholders.
(2)    In order for any nomination for election to the Board of Trustees or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 11(a)(1)(C), the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and any such other business must otherwise be a proper matter for action by the shareholders under applicable law, these Bylaws and the Declaration of Trust. To be timely, a shareholder’s notice shall set forth all information and certifications required under this Section 11 and shall be delivered to or mailed to and received by the Secretary at the principal executive office of the Trust not earlier than 5:00 p.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than 5:00 p.m., Eastern Time, on the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day after the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased, and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Trust.
(3)    Such shareholder’s notice shall set forth:
(i)    as to each individual whom the shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;
(ii)    as to any other business that the shareholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;
(iii)     as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person,
(A)    the class, series and number of all shares of beneficial interest or other securities of the Trust (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,
(C)    whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust disproportionately to such person’s economic interest in the Company Securities and
(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv)    as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A)    the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and
(B)    the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;
(v)    the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such shareholder’s notice;
(vi)    to the extent known by the shareholder giving the notice, the name and address of any other person supporting the Proposed Nominee or the proposal of other business on the date of such shareholder’s notice;
(vii)    if the shareholder is proposing one or more Proposed Nominees, a representation that such shareholder, Proposed Nominee or Shareholder Associated Person intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of trustees in support of the Proposed Nominees in accordance with Rule 14a-19 (or any successor provision) of the Exchange Act; and
(viii)    all other information regarding the shareholder giving the notice and each Shareholder Associated Person that would be required to be disclosed by the shareholder in connection with the solicitation of proxies for the election of trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.
(4)    Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by:
(i)    a written representation and agreement (in a form provided by the Secretary on written request) executed by the Proposed Nominee
(A)    certifying that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee, including any agreement, arrangement or understanding regarding compensation, reimbursement or indemnification or how such Proposed Nominee will act or vote on any matter, that has not been disclosed to the Trust, (II) will serve as a Trustee of the Trust if elected and will notify the Trust simultaneously with the notification to the shareholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a trustee, (III) would be in compliance, if elected as a Trustee, and will comply with the qualifications for nomination and election as a Trustee set forth in the Shareholders’ Agreement (as defined below) and all applicable corporate governance, conflict of interest, corporate opportunities, confidentiality and share ownership and trading policies and guidelines of the Trust and (IV) does not need any permission or consent from any third party to serve as a trustee of the Trust, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves;
(B)    attaching copies of any and all requisite permissions or consents; and
(C)    attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request, to the shareholder providing the notice and shall include requests for information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, including such information as may be reasonably required by the Trust to determine the qualification of the Proposed Nominee to be nominated or serve as a Trustee specified in Section 2 of Article III, and all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded);

(ii)    a certificate executed by the shareholder certifying that such shareholder will:
(A)    comply with Rule 14a-19 (or any successor provision) promulgated under the Exchange Act in connection with such shareholder’s solicitation of proxies in support of any Proposed Nominee;
(B)    notify the Trust as promptly as practicable of any determination by the shareholder to no longer solicit proxies for the election of any Proposed Nominee as a trustee at the annual meeting;
(C)    furnish such other or additional information as the Trust may request for the purpose of determining whether the requirements of Section 11 of this Article II have been complied with and evaluating any nomination or other business described in the shareholder’s notice; and
(D)    appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledging that if the shareholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Trust need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered.
(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the special meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11 as to such nomination. In the event that a special meeting of shareholders is properly called pursuant to Section 3 of this Article II for the purpose of electing one or more Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice, containing all of the information and certifications required by paragraphs (a)(3) and (4) of this Section 11 is delivered to the Secretary at the principal executive office of the Trust not earlier than 5:00 p.m., Eastern Time, on the 120th day prior to the date of such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(c)    General. (1) If any information or certification submitted pursuant to this
Section 11 by any shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of shareholders, including any information or certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 11. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the Secretary or the Board of Trustees, any such shareholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11, (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19 (or any successor provision) of the Exchange Act) submitted by the shareholder pursuant to this Section 11 as of an earlier date and (C) an updated certification by each Proposed Nominee that such individual will serve as a trustee of the Trust if elected. If a shareholder or Proposed Nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 11.
(2)    Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. A shareholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of trustees to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 11 (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 11). If the Trust provides notice to a shareholder that the number of Proposed Nominees proposed by such shareholder exceeds the number of trustees to be elected at a meeting, the shareholder must provide written notice to the Trust within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such shareholder no longer exceeds the number of trustees to be elected at a meeting. If any individual who is nominated in accordance with this Section 11 becomes unwilling or unable to serve on the Board of Trustees, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective nomination or proposal shall be disregarded.
(3)    Notwithstanding the foregoing provisions of this Section 11, the Trust shall disregard any proxy authority granted in favor of, or votes for, any Proposed Nominee if the shareholder or Shareholder Associated Person (each, a “Soliciting Shareholder”) soliciting proxies in support of such Proposed Nominee abandons the solicitation or does not (i) comply with Rule 14a‑19 (or any successor provision) promulgated under the Exchange Act, including any failure by the Soliciting Shareholder to (A) provide the Trust with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) (or any successor provisions) promulgated under the Exchange Act or (ii) timely provide documentary evidence that, in the determination of the Board of Trustees, is sufficient to satisfy the Trust that such Soliciting Shareholder has met the requirements of Rule 14a‑19 (or any successor provision) promulgated under the Exchange Act in accordance with the following sentence. Any Soliciting Shareholder providing notice of nomination pursuant to this Section 11 shall, no later than five Business Days prior to the applicable meeting, deliver to the Trust (i) a certificate executed by such Soliciting Shareholder certifying that such Soliciting Shareholder has met the requirements of Rule 14a-19(a) (or any successor provision) and (ii) sufficient evidence, in the judgment of the Board of Trustees, that such Soliciting Shareholder has met the requirements of Rule 14a-19(a)(3) (or any successor provision) promulgated under the Exchange Act.
(4)    For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire, Reuters Information Service or other widely circulated news or wire service or (b) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.
(5)    For purposes of these Bylaws, “Shareholder Associated Person” shall mean, with respect to any shareholder, (A) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder, (B) any beneficial owner of any securities of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary), (C) any person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the shareholder or a Shareholder Associated Person of such shareholder and (D) any person with whom such shareholder or any Shareholder Associated Person is acting in concert or who is otherwise a “participant” (as defined in Instruction 3 to Item 4 of Schedule 14A (or any successor provision) under the Exchange Act) in the solicitation.
(6)    Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 11; provided, however, that any references in these Bylaws to the Exchange Act or the rules or regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 11. Nothing in this Section 11 shall be deemed to affect any right (x) of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (y) of the holders of any series of preferred shares if and to the extent provided for under the Declaration of Trust or these Bylaws. Nothing in this Section 11 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.
(7)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(8)    Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the shareholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a trustee or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12.    SHAREHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised, and submitted to the shareholders for approval, by the Board of Trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders is delivered to the Trust in accordance with the Maryland REIT Law (the “MRL”). The Trust shall give notice of any action taken by less than unanimous consent to each shareholder not later than ten days after the effective time of such action.
ARTICLE III
TRUSTEES
Section 1.    GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.
Section 2.    NUMBER, TENURE, QUALIFICATIONS AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than three, nor more than the maximum number, if any, permitted under Maryland law and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. For so long as the Shareholders’ Agreement, dated as of May 6, 2013 (the “Shareholders’ Agreement”), by and among the Trust, Blackstone Tactical Opportunities EARN Holdings L.L.C., a Delaware limited liability company, EMG Holdings, L.P., a Delaware limited partnership, any other securityholders of the Trust or Unit (as defined in the Shareholders’ Agreement) holders of the Operating Partnership (as defined in the Shareholders’ Agreement) who become party to the Shareholders’ Agreement from time to time pursuant to the terms thereof and Ellington Residential Mortgage Management LLC, a Delaware limited liability company, is in effect, to be qualified to be nominated for election as a Trustee, or to serve as a Trustee, any individual, if elected as a Trustee, must not cause the Trust to violate, and must meet all other requirements specified in, the Shareholders’ Agreement. In case of failure to elect Trustees at the designated time, the Trustees holding over shall continue to serve as Trustees until their successors are elected and qualify. Any Trustee of the Trust may resign at any time by delivering a resignation to the Board of Trustees, the Chair of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3.    ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary, or at such other date, time and place as the Board of Trustees may determine. The Board of Trustees may provide, by resolution, the date, time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.
Section 4.    SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the Chair of the Board, the Chief Executive Officer or by two of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any date, time and place, either within or without the State of Maryland, for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.
Section 5.    NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or given by facsimile, electronic transmission, telephone, courier or United States mail to each Trustee at such Trustee’s business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Telephone notice shall be deemed to be given when the Trustee or such Trustee’s agent is personally given such notice in a telephone call to which the Trustee or such Trustee’s agent is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt. Electronic notices shall be deemed to be given upon transmission of the message to the address given to the Trust by the Trustee. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice of such meeting, unless specifically required by applicable law or these Bylaws.

Section 6.    QUORUM. A majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees is present at such meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of Trustees is required for action, a quorum must also include a majority or such other percentage of such group.
The Trustees present at a meeting that has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Trustees to leave fewer than required to establish a quorum.
Section 7.    VOTING. The action of a majority of the members of the Board of Trustees present at a meeting at which a quorum is initially present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough Trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.
Section 8.    ORGANIZATION. At each meeting of the Board of Trustees, the Chair of the Board or, in the absence of the Chair, the Vice Chair of the Board, if any, shall act as chair of the meeting. In the absence of both the Chair and Vice Chair of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a Trustee chosen by a majority of the Trustees present, shall act as chair of the meeting. The Secretary or, in the Secretary’s absence, an Assistant Secretary of the Trust or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the chair of the meeting, shall act as Secretary of the meeting.
Section 9.    MEETINGS BY REMOTE COMMUNICATION. Trustees may participate in any meeting of the Board of Trustees by means of a conference telephone or other means of remote communication if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.    CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent to such action in writing or by electronic transmission is given by each Trustee and such consent is filed with the minutes of proceedings of the Board of Trustees.
Section 11.    VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares of beneficial interest, any vacancy on the Board of Trustees may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, or if no Trustees remain, by a plurality of the votes cast by the shareholders at a meeting of the shareholders. Any individual elected to fill a vacancy on the Board of Trustees shall serve for the remainder of the full term of the Trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.
Section 12.    COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.
Section 13.    RELIANCE. Each Trustee and officer of the Trust shall, in the performance of such Trustee’s or officer’s duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the Trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the Trustee or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a Trustee, by a committee of the Board of Trustees on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.
Section 14.    INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a Trustee or director or has a material financial interest to the extent such contract or transaction is otherwise entered into in accordance with the Declaration of Trust and these Bylaws.
Section 15. CERTAIN RIGHTS OF TRUSTEES AND OFFICERS. Any Trustee or officer, in such person’s personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.
Section 16. RATIFICATION. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.
ARTICLE IV
COMMITTEES
Section 1.    NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and such other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.
Section 2.    POWERS. The Board of Trustees may delegate to committees appointed under
Section 1 of this Article IV any of the powers of the Board of Trustees. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more trustees, as the committee deems appropriate in its sole discretion.
Section 3.    MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the date, time and place of its meetings unless the Board of Trustees shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.
Section 4.    MEETINGS BY REMOTE COMMUNICATION. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other means of remote communication if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.    CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6.    VACANCIES. The Board of Trustees shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V
OFFICERS
Section 1.    GENERAL PROVISIONS. The officers of the Trust may consist of a Chair of the Board, a Vice Chair of the Board, a Chief Executive Officer, one or more Chief Operating Officers, a Chief Financial Officer, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or appropriate. The officers of the Trust shall be elected annually by the Board of Trustees, except that the Chief Executive Officer or President may from time to time appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers. Each officer shall serve until such officer’s successor is elected and qualifies or until such officer’s death, or such officer’s resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In its discretion, the Board of Trustees may leave unfilled any office except that of President and Secretary. Election of an officer or appointment of an agent shall not of itself create contract rights between the Trust and such officer or agent.
Section 2.    REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering a resignation to the Board of Trustees, the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.
The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
Section 3.    VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.
Section 4.    CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by these Bylaws or the Board of Trustees from time to time.
Section 5.    CHIEF OPERATING OFFICER. The Board of Trustees may elect one or more Chief Operating Officers. Said officer will have the responsibilities and duties as set forth by the Board of Trustees.
Section 6.    CHIEF FINANCIAL OFFICER. The Board of Trustees may elect a Chief Financial Officer. Said officer will have the responsibilities and duties as set forth by the Board of Trustees or the Chief Executive Officer.
Section 7.    CHAIR OF THE BOARD. The Board of Trustees may designate from among its members a Chair of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Trust. The Board of Trustees may designate the Chair of the Board as an executive or non-executive chair. The Chair of the Board shall preside over the meetings of the Board of Trustees. The Chair of the Board shall perform such other duties as may be assigned to the Chair of the Board by these Bylaws or the Board of Trustees.
Section 8.    PRESIDENT. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a Chief Executive Officer by the Board of Trustees, the President shall perform the duties of the Chief Executive Officer. The President may execute any deed, mortgage, bond, contract or other instrument on behalf of the Trust, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 9.    VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or the

Board of Trustees. The Board of Trustees may designate one or more Vice Presidents as Executive Vice President, Senior Vice President, or Vice President for particular areas of responsibility.
Section 10.    SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the Trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the President or the Board of Trustees.
Section 11.    TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees and in general perform such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the President or the Board of Trustees. In the absence of a designation of a Chief Financial Officer by the Board of Trustees, the Treasurer shall be the Chief Financial Officer of the Trust.
The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the President and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all the transactions as Treasurer and of the financial condition of the Trust.
Section 12.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Trustees.
Section 13.    COMPENSATION. The compensation of the officers, if any, shall be fixed from time to time by or under the authority of the Board of Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a Trustee.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
Section 1.    CONTRACTS. The Board of Trustees or any manager of the Trust approved by the Board of Trustees and acting within the scope of its authority pursuant to a management agreement with the Trust may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees or a manager acting within the scope of its authority pursuant to a management agreement and executed by the Chief Executive Officer, the President or any other person authorized by the Board of Trustees or such a manager.
Section 2.    CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Board of Trustees.
Section 3.    DEPOSITS. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the Chief Executive Officer, the President, the Chief Financial Officer, or any other officer designated by the Board of Trustees may determine.

ARTICLE VII
SHARES
Section 1.    CERTIFICATES. Except as may be provided otherwise by the Board of Trustees, shareholders of the Trust are not entitled to certificates evidencing the Shares held by them. In the event that the Trust issues Shares evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the MRL and shall be signed by the officers of the Trust in any manner permitted by the MRL. In the event that the Trust issues Shares without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such Shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their Shares are evidenced by certificates.
Section 2.    TRANSFERS. All transfers of shares shall be made on the books of the Trust, by the holder of the shares, in person or by such holder’s attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of the certificate or certificates for such Shares properly endorsed or accompanied by a duly executed share transfer power. The issuance of a new certificate upon the transfer of certificated Shares is subject to the determination of the Board of Trustees that such Shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated Shares or request by the holders thereof, to the extent then required by the MRL, the Trust shall provide to the record holders of such Shares a written statement of the information required by the MRL to be included on share certificates.
The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of Shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.
Section 3.    REPLACEMENT CERTIFICATE. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or such person’s legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.
Section 4.    FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
If no record date is fixed, (i) the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed by the Trust or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.
When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.    SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of Shares of each class held by such shareholder.

Section 6.    FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may authorize the Trust to issue fractional Shares or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the Trust to issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.
ARTICLE VIII
DISTRIBUTIONS
Section 1.    AUTHORIZATION. Dividends and other distributions upon the Shares may be authorized by the Board of Trustees and declared by the Trust, subject to applicable law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or Shares, subject to applicable law and the Declaration of Trust.
Section 2.    CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its sole discretion, establish as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.
ARTICLE IX
SEAL
Section 1.    SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words “Formed Maryland” or shall be in such other form as may be approved by the Board of Trustees. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.    AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE X
INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to or witness in the proceeding by reason of such person’s service in that capacity or (b) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of such person’s service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a Trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XI
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by applicable law, these Bylaws or the Declaration of Trust. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XII
AMENDMENT OF BYLAWS
Except as otherwise provided in the following sentence, the Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws. For so long as the Shareholders’ Agreement is in effect, no amendment may be made to the second sentence of Section 2 of Article III hereof or this sentence, and no amendment to these Bylaws inconsistent with either such provision may be made, without the prior consent, in writing or by electronic transmission, of each of the Investors (as defined in the Shareholders’ Agreement).
ARTICLE XIII
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Section 1.    CERTAIN STATE LAW CLAIMS. Unless the Trust consents in writing to the selection of an alternative forum, any state court located within the State of Maryland (or, if no state court located within the State of Maryland has jurisdiction, any federal court located within the State of Maryland) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, other than actions arising under federal securities laws, (b) any action asserting a claim of breach of any duty owed by any trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (c) any action asserting a claim against the Trust or any trustee or officer or other employee of the Trust arising pursuant to any provision of the MRL, the MGCL (to the extent applicable to the Trust) or the Declaration of Trust or these Bylaws, or (d) any other action asserting a claim against the Trust or any trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Trust consents in writing to such court. This Article XIII, Section 1 does not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Section 2.    SECURITIES ACT CLAIMS. Unless the Trust consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This Article XIII, Section 2 does not apply to claims arising under the Exchange Act.
ARTICLE XIV
MISCELLANEOUS
Section 1.    FISCAL AND TAXABLE YEARS. Unless otherwise determined by a resolution of the Board of Trustees, the fiscal and taxable years of the Trust shall begin on January 1 and end on December 31.
Section 2.    CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of Shares. Notwithstanding the foregoing, in the event the Trust is subject to the Maryland Control Share Acquisition Act, holders of shares of beneficial interest in the Trust shall be entitled to exercise rights of objecting shareholders under Section 3-708(a) of the MGCL. This Section 2 of Article XIV may be amended or repealed, in whole or in part, at any time, whether before or after an acquisition of control Shares and, upon such repeal, may, to the extent provided by any successor bylaw and permitted under Maryland law, apply to any prior or subsequent control share acquisition.
Section 3.    SEVERABILITY. If any provision of the Bylaws shall be held invalid or unenforceable in any respect, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable any other provision of the Bylaws in any jurisdiction.
Section 4.    DECLARATION OF TRUST. All references to the Declaration of Trust shall include any amendments and supplements thereto and any other documents filed with and accepted for record by the State Department of Assessments and Taxation related thereto.